UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer Identification No.)

644 East Beaton Drive
West Fargo, North Dakota 58078
(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition

On April 10, 2014, Titan Machinery Inc. (the “Company”) issued a press release announcing its financial results for its fourth quarter and fiscal year ended January 31, 2014.  The Company will be conducting a conference call to discuss its full year and fourth quarter of fiscal 2014 financial results at 7:30 a.m. Central time on April 10, 2014.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this Current Report on Form 8-K as if fully set forth herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 9, 2014, the Board of Directors of the Company approved a realignment of the Company's Construction business in certain markets. The realignment was implemented effective as of the close of business on April 9, 2014. The realignment includes a reduction of the Company's Construction-related headcount by approximately 11.7%, primarily through the closing of seven underperforming Construction stores, staff reductions at other dealerships and reductions in support staff at the Shared Resource Center. The closed stores were located in Bozeman, Big Sky and Helena, Montana; Cheyenne, Wyoming; Clear Lake, Iowa; Flagstaff, Arizona; and Rosemount, Minnesota. The Company also closed an Agriculture store in Oskaloosa, Iowa and merged it with the nearby Agriculture store in Pella, Iowa. The Company's remaining stores in each of the respective areas will take over the distribution rights for the CNH brand previously held by the stores that have closed. The Company will transfer the majority of the assets of the closed stores to other stores. The Company estimates the expense to be recognized in connection with these activities will total approximately $4.2 million, comprised of an accrual for the net present value of remaining lease obligations (net of estimated sublease income) of $1.8 million, employee severance costs of $0.8 million, costs of $1.2 million related to relocation of assets from the closed stores, and impairment of certain immovable fixed assets of $0.4 million. The Company expects these expenses to be recognized in the three months ended April 30, 2014. The Company expects that the cash outlays for the recognized expenses will largely occur in the three months ended April 30, 2014, with the exception of the cash expenditures for the lease obligations which will be paid in future periods.

Item 9.01                                           Financial Statements and Exhibits.

(a)                                 Financial statements:  None

(b)                                 Pro forma financial information:  None

(c)                                  Shell Company Transactions:  None

(d)           Exhibits:  99.1

Press Release dated April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN MACHINERY INC.

Date: April 10, 2014	By	/s/ Mark P. Kalvoda
Mark P. Kalvoda
Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

EXHIBIT INDEX
to
FORM 8-K

TITAN MACHINERY INC.

Date of Report:	Commission File No.:
April 10, 2014	001-33866

Exhibit No.	ITEM

99.1	Press Release dated April 10, 2014